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                                                                    EXHIBIT 21.1

                     ORGANIZATIONAL LIST OF SUBSIDIARIES,
                           MAXUS ENERGY CORPORATION

(Subsidiaries are shown as indented under their immediate parent. Unless otherwise noted, all companies are 100% owned.)

MAXUS ENERGY CORPORATION
     Diamond Shamrock Europe Limited
     Maxus (U.S.) Exploration Company
     Wheeling Gateway Coal Company (Partnership)
     MAXUS INTERNATIONAL ENERGY COMPANY
        Falcon Seaboard, Inc.
        Maxus Angola, Inc.
        Maxus Aru Inc.
        Maxus Bolivia, Inc.
        Maxus Bulgaria, Inc.
        Maxus Chile, Inc.
        Maxus China (C.I.) Ltd.
        Maxus Colombia, Inc.
        Maxus Egypt, Inc.
        Maxus Energy Co. (U.K.) Limited
        Maxus Energy Global B.V.
        Maxus Ethiopia, Inc.
        Maxus Fifi Zaitun, Inc.
        Maxus Gabon Inc
        Maxus International Services Company
        Maxus Madagascar, Inc.
        Maxus Mahdia East, Inc.
        Maxus Morocco, Inc.
        Maxus New Zealand Limited
        Maxus North Sea, Inc.
        Maxus Paraguay, Inc.
        Maxus Slovakia, Inc
              Maxus Bratislava Association  (50%)
        Maxus Southeast Asia New Ventures, Inc.
        Maxus Spain, Inc.
        Maxus Tasmania, Inc.
        Maxus Tunisia Inc.
        Maxus Venezuela (C.I.) Ltd.
        Maxus Venezuela S.A.
        Natomas Company
           Natomas Overseas Finance N.V.
           Natomas Energy Company
               Maxus Ecuador Inc.
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               Maxus Energy Trading Company
               Maxus Northwest Java, Inc.
               Maxus Southeast Sumatra Inc.
               Natomas Trading Company
               Transworld Petroleum Corporation
     MIDGARD ENERGY COMPANY
        Maxus Gas Marketing Company
        Maxus Industrial Gas Company
        Maxus Offshore Exploration Company
        Natomas North America, Inc.
        Trice Properties, Inc
        MAXUS CORPORATE COMPANY
            Biospecific Technologies, Inc.
            Boja Realty Corp.
                Quail Hollow Properties, Inc.
            Chemical Land Holdings, Inc.
            Crile Road Investments, Inc.
            CSBWMD All Terrain Vehicles, Inc.
            Delaware City Plastics Corporation
            Diamond Gateway Coal Company
                Gateway Coal Company (Partnership)
            Diamond Shamrock Venezolana, S.A.
            DSC Acquisition, Inc.
            DSC Holdings, Inc.
            DSC Investment Management Company
            DSC Receivables, Inc.
            DST Corporation
            Duolite International, Inc.
            Emerald Mining Company
            Gateway Land Company
            Greenstone Assurance Ltd.
            Insulating Aggregates, Inc.
            Leon Properties, Inc. (d/b/a Riverside Farms)
                RMC Securities, Inc.
            Maxus Agricultural Chemicals, Inc.
                DSC Products International, Inc.
                Fint Corporation
                   DS Investments, S.A. (99.97%)
                Maxus International Corporation
            Maxus Realty Company
            OCV Corporation
            QHRP Investments, Inc.
            The Harbor Land Company
            V.E.P. Corporation